Exhibit h(55)

                                    IVY FUND
                                   ADDENDUM TO
               TRANSFER AGENCY AND SHAREHOLDER SERVICES AGREEMENT

         The Transfer Agency and Shareholder Services Agreement, made as of the 1st day of January, 1992 between Ivy Fund and Ivy Management, Inc. ("IMI"), the duties of IMI thereunder of which were assigned on October 1, 1993 to Ivy Mackenzie Services Corp. ("IMSC")(formerly "Mackenzie Ivy Investor Services Corp."), is hereby revised as set forth below in this Addendum.

Schedule A of the Agreement is revised in its entirety to read as follows:

                                   SCHEDULE A

Ivy Fees:

         The transfer agency and shareholder service fees are based on an annual per account fee. These fees are payable on a monthly basis at the rate of 1/12 of the annual fee and are charged with respect to all open accounts.

A.       Per Account Fees

                                              Classes        Class      Advisor
Fund Name                                     A, B, C          I         Class

Ivy Asia Pacific Fund                           $20.00        N/A        $20.00
Ivy Bond Fund                                    20.75        10.25       20.75
Ivy China Region Fund                            20.00        N/A         20.00
Ivy Cundill Value Fund                           20.00        10.25       20.00
Ivy Developing Nations Fund                      20.00        N/A         20.00
Ivy European Opportunities Fund                  20.00        10.25       20.00
Ivy Global Fund                                  20.00        N/A         20.00
Ivy Global Natural Resources Fund                20.00        N/A         20.00
Ivy Global Science & Technology Fund             20.00        10.25       20.00
Ivy Growth Fund                                  20.00        N/A         20.00
Ivy Growth with Income Fund                      20.00        N/A         20.00
Ivy International Fund                           20.00        10.25        N/A
Ivy International Fund II                        20.00        10.25       20.00
Ivy International Small Companies Fund           20.00        10.25       20.00
Ivy International Strategic Bond Fund            20.00        10.25       20.00
Ivy Money Market Fund                            22.00        N/A         N/A
Ivy Next Wave Internet Fund                      20.00        10.25       20.00
Ivy Pan-Europe Fund                              20.00        N/A         20.00
Ivy South America Fund                           20.00        N/A         20.00
Ivy US Blue Chip Fund                            20.00        10.25       20.00
Ivy US Emerging Growth Fund                      20.00        N/A         20.00

         In addition, in accordance with an agreement between IMSC and First Data Investor Services Group, Inc. (formerly The Shareholder Services Group, Inc.), each Fund will pay a fee of $4.58 for each account that is closed, which fee may be increased from time to time in accordance with the terms of that agreement.

B.       Special Services

         Fees for activities of a non-recurring nature, such as preparation of special reports, portfolio consolidations, or reorganization, and extraordinary shipments will be subject to negotiation.

         This Addendum shall take effect as of the date that the Registration Statement pertaining to Ivy Cundill Value Fund and Ivy Next Wave Internet Fund, filed with the Securities and Exchange Commission pursuant to Rule 485(a)(2) under the Securities Act of 1933, first becomes effective.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the 14th day of April, 2000.

                                            IVY FUND



                                            By: /s/ JAMES W. BROADFOOT
                                                James W. Broadfoot, President


                                            IVY MACKENZIE SERVICES CORP.



                                            By: /s/ C. WILLIAM FERRIS
                                                C. William Ferris, President